UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): May 23, 2007
PEOPLES EDUCATIONAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-50916	41-1368898
(Commission File Number)	(I.R.S. Employer Identification No.)

299 Market Street Saddle Brook, NJ	07663
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (201) 712-0090
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
(a)	On May 22, 2007, the Board of Directors of Peoples Educational Holdings, Inc. (the “Company”) approved amendments to Article 6 of the Company’s Bylaws. These amendments clarify that the Company may issue and transfer uncertificated shares of stock in addition to certificated shares. These amendments are in response to NASDAQ Rule 4350(l), which requires securities listed on NASDAQ to be eligible for a Direct Registration Program operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934 on and after January 1, 2008. Direct share registration allows investors to have securities registered in their names on the books of the Company’s transfer agent without the issuance of physical certificates. The Company’s Bylaws, as amended, are attached to this report as Exhibit 3.2 and are incorporated into this report by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits:
Exhibit 3.2   Bylaws, as amended effective May 22, 2007
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES EDUCATIONAL HOLDINGS, INC. (Registrant)
By:	/s/ Brian T. Beckwith
	Name:	Brian T. Beckwith
	Title:	President and Chief Executive Officer

Date: May 22, 2007

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